TERM LOAN AGREEMENT


     THIS TERM LOAN AGREEMENT (this "Agreement") is made and entered into as of the ________ day of December, 1998, by and between NATIONAL CONSUMER COOPERATIVE BANK, a corporation organized under the laws of the United States that does business as the National Cooperative Bank ("Company") and COMERICA BANK, a Michigan banking corporation ("Bank").

     IN CONSIDERATION of the mutual covenants and agreements herein contained, the Company and the Bank hereby agree as follows:

                            ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings indicated (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

     "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

     "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Company.

     "Asset Securitization" shall mean, with respect to any Person, a transaction involving the sale or transfer of receivables by such Person to a special purpose corporation or grantor trust (an "SPV") established solely for the purpose of purchasing such receivables from the Company for Cash in an amount equal to the Fair Market Value thereof; provided, however, that the Company may (A) establish and maintain a reserve account containing Cash or Securities as a credit enhancement in respect of any such sale, or (B) purchase or retain a subordinated interest in such receivables being sold.

     "Asset Securitization Recourse Liability" shall mean, with respect to any Person, the maximum amount of such Person's liability (whether matured or contingent) under any agreement, note or other instrument in connection with any one or more Asset Securitizations in which such Person has agreed to repurchase receivables or other assets, to provide direct or indirect credit support (whether through cash payments, the establishment of reserve accounts containing cash or Securities, an agreement to reimburse a provider of a letter of credit for any draws thereunder, the purchase or retention of a subordinated interest in such receivables or other assets, or other similar arrangements), or in which such Person may be otherwise liable for all or a portion of any SPV's obligations under Securities issued in connection with such Asset Securitizations.

     "Authorized Officer" means any of the Chairman of the Board, the President, any Vice President, the Treasurer of the Company, and any other officer duly authorized to execute this Agreement on behalf of the Company.

     "Bank Lending Office" or Lending Office of the Bank means 500 Woodward Avenue, Detroit, Michigan, or such other office or offices situated in the United States of America as the Bank may from time to time designate to the Company by written notice.

     "Benefit Plan" means, at any time, any employee benefit plan (including a Multiemployer Benefit Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of the Company or an ERISA Affiliate.

     "Business Day" means any day on which commercial banks are open for business (and not required or authorized by law to close) in Detroit, Michigan.

     "Capitalized Lease" means any obligation for Rentals which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Cash" means, as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP consistently applied.

     "Class A Notes" means the class A notes issued by the Company to the Secretary of the Treasury on behalf of the United States pursuant to Section 116(a)(3)(A) [12 U.S.C.
3026(a)(3)(A)] of the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. 3001, et seq. (the "Bank Act") on the Final Government Equity Redemption Date (the "Redemption Date") in full and complete redemption of the class A stock of the Company held by the Secretary of the Treasury on such Redemption Date and replacement notes for such Class A notes in a principal amount(s) not greater than those notes being replaced and containing identical terms of subordination as the Class A notes. The terms "class A notes", "Final Government Equity Redemption Date", and "class A stock" are defined in the Bank Act, which definitions are incorporated by this reference as if fully set forth herein.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment Expiration Date" has the meaning  specified  in
Section 2.01 of this Agreement.

     "Consolidated Adjusted Net Income" for any fiscal period of the Company, means net earnings or net loss (determined on a consolidated basis) of the Company and the Subsidiaries after income taxes for such period, but excluding from the determination of such earnings the following items (together with the income tax effect, if any, applicable thereto):

     (a)  the proceeds of any life insurance policy;

     (b) any gain or loss arising from the sale of capital assets;

     (c) any gain arising from any reappraisal, revaluation or write-up of assets;

     (d) any gain arising from transactions of a non-recurring or nonoperating and material nature or arising from sales or other dispositions relating to the discontinuance of operations;

     (e) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

     (f) earnings of any corporation, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

     (g) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

     (h) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

     (i) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

     (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

     (k)    any   amortization  of  deferred  or   other   credit
representing the excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary.

     "Consolidated Adjusted Net Worth" at any time means, with respect to the Company and the Subsidiaries (determined on a consolidated basis):

     (a) the amount of capital stock liability plus (or minus in the case of a deficit) the capital surplus and earned surplus of the Company and the Subsidiaries, less (without duplication) the sum of

     (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and the Subsidiaries:

          (i) all deferred charges and prepaid expenses other than prepaid taxes and prepaid insurance premiums;

          (ii) treasury stock;

          (iii) unamortized debt discount and expense and unamortized stock discount and expense;

          (iv) good will, the excess of the cost of assets acquired over the book value of such assets on the books of the transferor, the excess of the cost of investments in any Person (including any Subsidiary) over the value of such investments on the books of such Person at the time of making such investments, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

          (v) all receivables (other than Eurodollar deposits) owing by Persons whose principal place of business or principal assets are located in any jurisdiction other than the United States of America or Canada; and

          (vi)   any   increment  resulting   from   reappraisal,
     revaluation or write-up of capital assets subsequent to December 31, 1991, other than any adjustment made pursuant to statement of accounting standards number 115.1
(see note 1)

     If   the  Company  shall  have  any  Restricted  Investments
outstanding at any time, such Investments shall be excluded from Consolidated Adjusted Net Worth.

     "Consolidated Debt" means at any date of determination thereof, the aggregate amount of all Indebtedness of the Company and its Subsidiaries, plus, without duplication, the aggregate amount of the obligations of the Company and its Subsidiaries set forth below, at such time:

     (a) the principal amount of all recourse and nonrecourse interest bearing obligations of the Company or any Subsidiary including, without limitation, any such obligations bearing an implicit rate of interest, such as Capitalized Leases, and interest bearing obligations secured by any Lien upon Property owned by the Company or any Subsidiary, even though such Person has not assumed or become liable for the payment of such obligations;

     (b) the aggregate amount of all demand and term deposits made by any Person with the Company or any Subsidiary (including, without limitation, certificates of deposit issued by the Company or any Subsidiary);

     (c) the face amount of all letters of credit issued by the Company or any Subsidiary and all bankers' acceptances accepted by the Company or any Subsidiary; and

     (d)   the  aggregate  amount  of  any  Asset  Securitization
Recourse Liabilities.

     "Consolidated Earnings Available for Fixed Charges" shall mean, for any period, the sum of: (i) Consolidated Adjusted Net Income during such period; plus (ii) to the extent deducted in determining Consolidated Adjusted Net Income, (a) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, and (b) Consolidated Fixed Charges during such period plus (iii) contributions made by the Company to Development Corp.

     "Consolidated Effective Net Worth" at any time means:

     (a)  Consolidated Adjusted Net Worth at such time; plus

     (b)   the aggregate outstanding principal amount of Class  A
Notes at such time.

     "Consolidated Fixed Charges" shall mean, with respect to the Company on a consolidated basis for any period, the sum of: (i) all interest and all amortized discount and expense on all
Indebtedness for borrowed money of the Company and its Subsidiaries, plus (ii) all Rentals payable during such period by the Company and its Subsidiaries.

     "Consolidated Net Earnings" means, for any period, the net income or loss of the Company and its Subsidiaries, as applicable (determined on a consolidated basis for such Persons at such time), for such period, as determined in accordance with generally accepted accounting principles in effect at such time.

     "Consolidated Net Worth" means, with respect to the Company, the sum of (i) the common stock account of the Company determined as  of  any  date  in  accordance with GAAP consistent  with  the
principles   applied  in  the  preparation   of   the   Company's
     consolidated statement of financial condition for the fiscal year ended December 31, 1997; (ii) the Class A Notes; and (iii) the consolidated retained earnings account (whether allocated or unallocated) of the Company and its Subsidiaries determined as of any  date  in accordance with GAAP consistent with the principles
applied   in   the  preparation  of  the  Company's  consolidated
statement  of  financial  condition for  the  fiscal  year  ended
December 31, 1997.

     "Consolidated Senior Debt" means all unsecured Indebtedness of the Company and its Subsidiaries on a consolidated basis (i) for borrowed money (including the Indebtedness hereunder, the Senior Notes, Indebtedness under the Fleet Loan Agreement, and all demand and term deposits made by any Person with the Company or any of its Subsidiaries) which is not expressly subordinate or junior to any other Indebtedness, plus without duplication, (ii) all "guarantees," as defined in Section 6.02(D) hereof, and (iii) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured and remain unpaid.

     "Consolidated Senior Obligations" at any time means, with respect to the Company and the Subsidiaries (determined on a consolidated basis), the sum of:

     (a)   the  aggregate unpaid principal amount of Consolidated
Senior Debt, plus

     (b)  the aggregate amount of all Capitalized Leases, plus

     (c) Restricted Guarantees computed on the basis of total outstanding contingent liability.

     "Consolidated Subsidiary" means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Company.

     "Credit Agreement Related Claim" means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement, the Notes, or the relationship established hereunder or thereunder.

     "Default" means an Event of Default or an event or condition the existence or occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default  Rate" means the rate of interest applicable  under
Section 3.03 from time to time.

     "Development  Corp."  means NCB Development  Corporation,  a
District of Columbia non-profit corporation established pursuant to 12 U.S.C. 3051(b).

     "Dollars", and the sign "$" mean such coin or currency of the United States of America as at the time shall constitute legal tender for the payment of public and private debts.

     "Effective Date" means December 31, 1998.

     "Eligible Cooperatives" has the meaning assigned to such term in Section 3015 of Title 12 of the United States Code.

     "Eligible Derivatives" means derivative Securities which are sold in the ordinary course of the business of the Company and its Subsidiaries for the purpose of hedging or otherwise managing portfolio risk.

     "Equity Investment(s)" shall mean the amount paid or committed to be paid in connection with the acquisition of any stock (common or preferred) or other equity securities of any Person or any obligation convertible into or exchangeable for a right, option or warrant to acquire such equity securities.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "ERISA  Affiliate" means any Person, including a  Subsidiary
or   other   Affiliate,  that  is  a  member  of  any  group   of
organizations  within the meaning of Code Sections  414(b),  (c),
(m) or (o) of which the Company is a member.

     "Events of Default" means the occurrence of any of the events described in Section 7.01 of this Agreement.

     "Exchange  Act"  means the Securities and  Exchange  Act  of
1934, as amended, and any successor Federal statute.

     "Fair Market Value" means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "Fixed Charges" means, with respect to the Company, for any period, the sum of: (i) all interest and all amortized discount and expense on all Indebtedness for borrowed money of the Company, plus (ii) all Rentals payable during such period by the Company.

     "Fleet Loan Agreement" means the Loan Agreement dated as of May 28, 1997 among the Company, the Banks party thereto and Fleet
Bank, N.A., as Agent, as amended through the Effective Date.

     "Funded Debt" means all Indebtedness for borrowed money that by its terms matures more than twelve months from the date as of which any determination of Funded Debt is made, any and all Indebtedness maturing within twelve months from such date that is renewable at the option of the obligor to a date beyond twelve months from the date of such determination, including any Indebtedness renewable or extendable (whether or not theretofore renewed or extended) under, or payable from the proceeds of other Indebtedness that may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement.

     "GAAP" means generally accepted accounting principles.

     "Government Obligations" means any and all direct obligations of the United States of America or obligations in respect of which the payment of the principal of, and interest thereon, is unconditionally guaranteed by the United States of America.

     "Governmental Body" means (i) the United States of America, any State thereof, any other country or any political subdivision of such other country, or any department, agency, commission, board, bureau or instrumentality of the United States of America, any State thereof, any other country or political subdivision of such other country or any subdivision of any of them, and (ii) any quasi-governmental body, agency or authority (including any central bank) exercising regulatory authority over the Bank pursuant to applicable law in respect of the transactions contemplated by this Agreement.

     "Guarantees" means all obligations of any Person guaranteeing or in effect guaranteeing any indebtedness or obligation or dividend of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement contingent or otherwise, by such Person:

     (a) to purchase any indebtedness or obligation or any Property constituting security therefor;

     (b)  to advance or supply funds;

          (i) for the purchase or payment of any Indebtedness or obligation, or

          (ii) to maintain working capital, equity capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of any indebtedness or obligation;

     (c) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or

     (d) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

     Liabilities or endorsements in the ordinary course of business of checks and other negotiable instruments for deposit or collection and obligations of the Company or the Subsidiaries to acquire assets from the Bank in the ordinary course of business shall not be deemed "Guarantees."

     "Indebtedness" means, with respect to any Person, all (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities which, in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and banker's acceptances credited for such Person; (v) obligations in the form of demand and term deposit accounts maintained by such Person; and (vi) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured and remain unpaid.

     "Interest Payment Date" means the 9th day of each April, July, November and January and, in addition, the Maturity Date for each Loan.

     "Investment" in any Person by the Company means: (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Company for or in connection with the acquisition by the Company of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and (b) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any
Indebtedness  of,  such  Person  by  the  Company  and   (without
duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Company.

     "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loans" means the loans to be made by the Bank to the Company pursuant to this Agreement.

     "Loan Date" means each date, on or before April 30, 1999, when a Loan is advanced pursuant to Section 2.01 hereof.

     "Maturity Date" means for each Loan, the date which is the third anniversary of the date such Loan is initially advanced.

     "Multiemployer Benefit Plan" means any Benefit Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

       "NCB Capital" means NCB Capital Corporation, a Delaware corporation, formerly known as NCB Mortgage Corporation.

        "NCB   Senior  Obligations"  means,  at   any   date   of
determination thereof, with respect to the Company, the sum of:

     (a)   the aggregate unpaid principal amount of Senior  Debt, plus

     (b)  the aggregate amount of all Capitalized Leases, plus

     (c) Restricted Guarantees computed on the basis of total outstanding contingent liability, plus

     (d)    Asset  Securitization  Recourse  Liabilities  of  the
Company (meeting the conditions set forth in either clause (i) or clause (ii) below):

          (i) to the extent, but only to the extent, that such obligations arise from the Company's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables; or

          (ii) if the Company shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent, but only to the extent, of the amount of such reserve account or subordinated interest.

     "Notes" means each Promissory Note or the Promissory Notes issued to the Bank by the Company pursuant to this Agreement, substantially in the form (appropriately completed) of Exhibit A to this Agreement.

     "Notice of Borrowing" means any notice given to the Bank by the Company pursuant to and in accordance with Section 4.01 of this Agreement.

     "Paid-in-Capital" shall have the meaning ascribed to it by GAAP.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means (i) pledges or deposits by the Company under workman's compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company), or leases to which the Company is a party, or deposits to secure public or statutory obligations of the Company or deposits of cash or U.S. government Bonds to secure surety, appeal, performance or other similar bonds to which the Company is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Company with respect to which the Company at the time shall currently by prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by
Section 6.01(J) hereof; and (iv) Liens incidental to the conduct of the business of the Company or to the ownership of its property which were not incurred in connection with Indebtedness of the Company, all of which Liens do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business of the Company.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof, a court, or any other legal entity, whether acting in an undivided fiduciary or other capacity.

     "Prepayment Amount" means the present value, discounted at the Reinvestment Rates, of the positive amount by which: (a) the interest the Bank would have earned had the amount of principal prepaid been paid according to a Note's amortization schedule at a Note's interest rate exceeds, (b) the interest the Bank would earn by reinvesting the amount of principal prepaid at the Reinvestment Rates.

     "Prohibited Transaction" means any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     "Property"  means any interest in any kind  of  property  or
asset,   whether  real,  personal  or  mixed,  or   tangible   or
intangible.

     "Qualified Assets" means, at any date of determination thereof, the sum of the following items (a), (b) and (c) owned by the Company:

     (a) The principal amount of all promissory notes and other interest bearing obligations acquired by the Company in the ordinary course of its business less (i) reserves for credit losses applicable thereto, and (ii) unearned income;

     (b)  Cash on hand and in banks; and

     (c) Investments other than "Restricted Investments" (as such term is defined in the Senior Note Agreements as in effect on the date hereof).

     "Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the date hereof, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the date hereof, including any such that imposes, increases or modifies any tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon the Bank by any jurisdiction (or any political subdivision thereof) in which the Bank or any office is located.

     "Reinvestment Rates" means the per annum rates  of  interest equal to one-half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven days prior to date of any prepayment of principal in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the prepayment date(s) against which such prepaid principal will be applied.

     "Rentals" means all fixed rentals (including as such all payments that the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Restricted Guarantees" at any time means all Guarantees by the Company of obligations of others that constitute sum certain obligations at the time such Guarantees are incurred.

     "Restricted Investments" at any time means any investment that is not permitted under Section 6.02(I) of this Agreement.

     "Restricted Payment" means any payment by the Company of the type described in 6.02(F) of this Agreement.

     "Security"  shall  have  the  meaning  ascribed  thereto  in
Section 2(1) of the Securities Act, as amended; provided, however, that Asset Securitization Recourse Liabilities shall not constitute "Securities" except (i) to the extent that such obligations arise from the Company's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables or
(ii)  if  the Company shall maintain a reserve account containing
Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein to the extent of the amount of such reserve account or subordinated interest.

     "Selected Banks" means the Bank of Delaware, the bank signatories to the NatWest Loan Agreement, and the one hundred largest commercial banks that either are United States national banking associations or are chartered under the laws of a state of the United States and that have ratings by Thompson BankWatch, Inc. no lower than B/C.

     "Senior Debt" means all Indebtedness of the Company for borrowed money (including, without limitation, all Indebtedness under this Agreement, the Senior Note Agreements and the Natwest Loan Agreement) that is not expressly subordinate or junior to any other Indebtedness.

     "Senior Note Agreements" means collectively, (i) Note Purchase Agreement dated as of December 16, 1994, as amended December 5 and December 10, 1996 in respect of the Company's 8.84% Series A Senior Notes due March 31, 2000, 8.85% Series B Senior Notes due March 31, 2000 and 7.96% Series C Senior Notes due March 31, 2000; (ii) Master Shelf Agreement dated as of December 30, 1994, as amended December 6, 1996, in respect to up to $50,000,000 of Senior Notes, pursuant to which there were issued $30,000,000 in 7.15% Senior notes due September 29, 2001;
(iii) Senior Note Agreements dated December 15, 1995, as amended December 6, 1996, in respect of the Company's 6.60% Series D Senior Notes due December 31, 2002, and 6.59% Series E Senior Notes due December 31, 2002; and (iv) Master Shelf Agreement dated as of June 30, 1997, in respect to up to $30,000,000 of Senior Notes pursuant to which there were issued $10,000,000 in 6.94% Senior Notes due July 14, 2003 and $20,000,000 in 6.22%
Senior Notes due February 3, 2004.

     "Senior Notes" shall mean the Senior Notes issued by the Company under the terms and conditions of the Senior Note
Agreements.

     "SPV" shall have the meaning assigned to such term in the definition of "Asset Securitization" in this Article 1 and NCB I, Inc., NCB Retail Finance Corporation and any other Subsidiary of the Company having powers limited to the holding of regular or residual interests arising out of Asset Securitization.

     "Subsidiary" shall mean any corporation a majority of the capital stock of which at the time outstanding, having ordinary voting power for the election of directors, is owned by the Company directly or indirectly.

     "Termination Event" means, with respect to any Benefit Plan,
(i) any Reportable Event with respect to such Benefit Plan, (ii) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA
Section 4041(c), (iii) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (iv) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

     "Voting Stock" means Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the corporate directors (or persons performing similar functions).

     "Year 2000 Issue" shall mean the ability of all software, hardware, equipment, goods or system utilized by or material to the business, operations or financial condition of any Person, to perform date sensitive functions, during and after the year 2000.

     Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

     Section 1.3 Time Period Computations. In the computation of a period of time specified in this Agreement from a specified date to a subsequent date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding"

                           ARTICLE II
                     GENERAL LOAN PROVISIONS

     Section 2.01 The Loans. Subject to the terms and conditions of this Agreement, on the Loan Dates the Bank shall lend to the Company, and the Company shall borrow from the Bank, the aggregate principal amount of FORTY MILLION UNITED STATES DOLLARS ($40,000,000) (the "Loans") in two separate advances of TWENTY MILLION DOLLARS ($20,000,000) each.

     The initial Loan shall be applied to repay, by replacement and renewal evidence, indebtedness of Company to Bank borrowed and outstanding under the Term Loan Agreement dated as of December 24, 1995 between Company and Bank if such indebtedness has not been repaid in full on or before the date for such initial Loan, and such prior agreement shall, upon the initial Loan hereunder, be terminated and superceded by this Agreement.

     Section 2.02 Term of Loans. The entire principal amount of each Loan shall be due and payable on the Maturity Date.

     Section 2.03 Proceeds of Loans. With respect to each Loan, the Bank shall, upon the Company's satisfaction of the conditions specified in Article IV of this Agreement, make the entire principal amount of the Loan available to the Company before 12:00 Noon (Detroit, Michigan time) on its Loan Date in Dollars in immediately available funds at the bank (and for credit to the account of the Company at such Bank designated by the Company) specified by the Company in the Notice of Borrowing.

     Section 2.04 The Notes. Each Loan shall be evidenced by a Promissory Note of the Company, which shall be substantially in the form of Exhibit A to this Agreement (appropriately completed), dated the Loan Date for such Loan, payable to the order of the Bank in the principal amount of the relevant Loan. The first and last days of each interest period during the term of each Loan and each payment of interest on each Loan shall be recorded by the Bank on the "Schedule of Interest" attached to the relevant Note and by specific reference made a part thereof. Any prepayment of the principal amount of a Loan shall be recorded by the Bank on the reverse side of the relevant Note and indicated on the "Schedule of Interest".

                           ARTICLE III
                     INTEREST AND REPAYMENT

     Section 3.01   Interest on the Loan.  The first Loan shall bear
interest   at  the  rate  of  _________________________   percent
(__________%) per annum. The second Loan shall bear interest at the fixed rate of interest quoted by Bank therefore, in its discretion, and accepted by the Company therefore, on or prior to its Loan Date.

    Section 3.02 Additional Interest. If, after the date of this Agreement, any Regulatory Change

          (A) shall subject the Bank to any tax, duty or other charge with respect to its obligation to make or maintain the Loan, or shall change the basis of taxation of payments to the Bank of the principal of or interest on any Loan in respect of any other amounts due under this Agreement in respect of its obligation to make any Loan (except for changes in the rate of tax on the overall net income of the Bank); or

          (B) shall impose, modify or deem applicable any reserve, special deposit, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank any other condition affecting (1) the obligation of the Bank to make or maintain the Loan; or (2) the Note;

     and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Loan or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under any Note, by an amount reasonably deemed by the Bank to be material, then, within fifteen days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. A certificate of the Bank setting forth the basis for determining such additional amount or amounts necessary to compensate the Bank shall be conclusive in the absence of manifest error.

     Section 3.03 Interest after Maturity. In the event the Company shall fail to make any payment of the principal amount of, or interest on, any Loan when due (whether by acceleration or otherwise), after giving effect to any applicable grace period provided for in this Agreement, the Company shall pay interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof, accruing on a daily basis, at a per annum rate (the
"Default Rate") equal to the sum of the interest rate on such Loan in effect immediately before such amount became due, plus two percent (2.0%).

     Section 3.04   Payment and Computations.

          (A) All payments required or permitted to be made to the Bank under this Agreement or any Note shall be made to the Bank in Dollars at the Lending Office of the Bank in immediately available funds.

          (B) Interest on the Loans shall be computed on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of a portion of a month, for the actual number of days
(including the first day but excluding the last day) elapsed.

          (C) Interest on the Loans shall be payable in arrears on their respective Interest Payment Dates; provided, that in the event that any Interest Payment Date shall be a day which is not a Business Day, the obligation to make such payment shall be deferred to the next succeeding Business Day unless such Business
Day falls in another calendar month, in which case the Interest
Payment Date shall be advanced to the next preceding Business
Day.

          (D) Whenever any payment of principal is required or permitted to be made on a day which is not a Business Day, the obligation of the Company to make such payment shall be deferred until the next succeeding Business Day and, in such case, such extension of time shall be included in the computation of interest in respect of such principal amount at the rate in effect at the date such principal amount was otherwise due and payable.

     Section 3.05 Payment at Maturity. Any principal amount of the Notes theretofore not repaid, together with any accrued interest thereon, shall be due and payable in full on the Maturity Date.
Section 3.06   Optional Prepayments; Certain Early Repayments.

          (A) Subject to the terms and conditions of this Section 3.06, the Company may, at its sole option, prepay the principal amount of  either  Loan in whole or in part (in any amount of $1,000,000 or  more)  at  any time and from time to time (each an  "Optional
Prepayment").   Each Optional Prepayment shall be accompanied  by
the payment of all accrued and unpaid interest to the date of such Optional Prepayment on the principal amount of such Optional
Prepayment.

          (B) In respect of each Optional Prepayment proposed to be made by the Company, the right of the Company to make such Optional
Prepayment is subject to the Bank's receipt from the Company, at least three Business Days prior to the date specified therein as the date on which Optional Prepayment is to be made, of a written notice (which shall be irrevocable) specifying (i) the principal amount of such Optional Prepayment and (ii) the date (which shall be a Business Day) on which such Optional Prepayment will be made.

          (C) If the Company prepays all or any part of the outstanding principal balance of a Loan in advance of the Maturity Date
(whether due to optional prepayment, acceleration or for any other reason), in addition to the payments on principal and accrued and unpaid interest, the Company shall pay to the Bank, together with such prepayment, the Prepayment Amount.

                           ARTICLE IV
                CONDITIONS PRECEDENT TO THE LOAN

     Section 4.01 Delivery on or Prior to Loan Date. The obligation of the Bank to make a Loan to the Company hereunder is subject to the condition precedent that the Bank shall have received an irrevocable Notice of Borrowing from the Company on the Business
Day prior to the requested Loan Date that specifies the Loan Date (which shall be a Business Day) and that the Bank shall have received from the Company, on or prior to the Loan Date, the following instruments, each dated as of the Loan Date:

          (A)  The relevant Note, duly executed by the Company;

          (B) An opinion of counsel to the Company in form and substance satisfactory to the Bank;

          (C) A certified copy of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the Notes;

          (D) A certificate of the Secretary, an Assistant Secretary or an Assistant Treasurer of the Company certifying the names and true signatures of the Authorized Officers;

          (E) A certified copy of the By-Laws of the Company as in effect on the Loan Date;

          (F) A certified copy of each Senior Note Agreement and other agreement evidencing Indebtedness of the Company for borrowed money in effect as of the Loan Date; provided that Company shall not be required to deliver a copy of any such document to the extent that it has previously delivered a certified copy of such document to Bank..

     Section 4.02 Further Condition Precedent to the Loan. The obligation of the Bank to make a Loan shall be subject to the further conditions precedent that on the relevant Loan Date the following statements shall be true and correct as of such Loan
Date:

          (A) The representations and warranties of the Company contained in Article V are correct;

          (B) No event has occurred and is continuing, or would result from the Loan after giving effect to the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

          (C) No Default shall have occurred and be continuing at the time the Loan is to be made or would result from the making of the Loan or from the application of the proceeds thereof; and

          (D) All legal matters incident to the closing of the transactions contemplated by this Agreement and the making of the Loan shall be satisfactory to the Bank and its counsel.

                            ARTICLE V
                 REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants that:

     Section 5.01 Existence, Power and Authority. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to carry on its business as currently conducted and to own or hold under lease its property; the Company is duly qualified or diligently pursuing to become qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the conduct of its business or the maintenance of its property requires it to be so qualified; the Company has full corporate power and authority to execute and deliver this Agreement and the Note and to carry out the transactions contemplated by this Agreement.

     Section 5.02 Authorization: Enforceable Obligations. This Agreement and the Notes have been duly authorized and have been or will be duly executed and delivered by the Company and constitute, or when executed and delivered pursuant hereto will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by general principles of the law of equity or by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally).

     Section 5.03 No Legal Bar. The execution, delivery and performance by the Company of this Agreement and of the Note, (i) do not and will not violate the certificate of incorporation or charter, by-laws or any preferred stock provision of the Company or (ii) do not and will not violate or conflict with any law, governmental rule or regulation or any judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority applicable to the Company or any indenture, mortgage, contract, agreement or other undertaking or instrument to which the Company is a party or by which its property may be bound and (iii) do not and will not result in the creation or imposition of any lien, mortgage, security interest or other encumbrance on any of its property pursuant to the provisions of any such indenture, mortgage, contract, agreement or other undertaking or instrument.

     Section 5.04 Consents. The execution, delivery and performance by the Company of this Agreement and of the Notes, do not and will not require any consent, which has not been obtained, of any other Person (including, without limitation, stockholders of the Company) or any consent, license, permit, authorization or other approval of, any giving of notice to, exemption by, any registration, declaration or filing with, or any taking of any other action in respect of, any court, arbitrator, administrative agency or other governmental authority.

     Section 5.05 Litigation. Except as previously disclosed to the Bank in writing, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or, to the knowledge of the Company, threatened (i) which involves any of the transactions contemplated by this Agreement or (ii) against or affecting the Company which could be reasonably expected to materially adversely affect the financial condition, business or operation of the Company.

     Section 5.06 No Default. The Company is not in default under any material order, writ, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority binding upon it or its property, or any material indenture, mortgage, contract, agreement or other undertaking or instrument to which it is a party or by which its property may be bound, and nothing has occurred which would materially adversely affect the ability of the Company, to carry on its business or perform its obligations under any such material order, writ, injunction, award or decree or any such material indenture, mortgage, contract, agreement or other undertaking or instrument.
Section 5.07 Financial Condition. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1997, and the related consolidated statements of income, stockholders' or members' equity and cash flows for the fiscal year ended on such date, reported upon by Arthur Andersen LLP, and the unaudited consolidated statement of financial condition of the Company and its Consolidated Subsidiaries as at September 30, 1998, and the related consolidated statements of income and stockholders' or members' equity for the three (3) months ended that date, present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such fiscal year, in conformity with GAAP. No material adverse changes have occurred in the financial condition of the Company or its Consolidated Subsidiaries since September 30, 1998.

     Section 5.08 Use of Proceeds. The Company shall use the proceeds of the Loan for its general corporate purposes. None of the proceeds of the Loan shall be used to purchase or carry, or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purchasing or carrying of any margin stock. If requested by the Bank, the Company shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to the Bank.

     Section 5.09 Company Not an Investment Company. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

     Section 5.10 Environmental Matters. The Company and its Consolidated Subsidiaries conduct their respective operations in compliance with all applicable laws and regulations concerning the discharge of substances into the environment and other environmental control matters, except to the extent that non-compliance would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company or its Consolidated Subsidiaries taken as a whole. Neither the Company nor any of its Consolidated Subsidiaries has any liability, contingent or otherwise, under any law, ordinance or regulation relating to the storage, transport, disposal or release of "oil", "petroleum products", "hazardous substance", "hazardous waste", "hazardous material", "hazardous chemical substance", "refuse" or any other term of similar import (as such terms are defined in any such law, ordinance or regulation), except to the extent that any such liability would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company or its Consolidated Subsidiaries taken as a whole.

     Section 5.11 Addressing the Year 2000 Issue. Company has reviewed its operations and those of its Subsidiaries and major commercial counterparts with a view to assessing whether it or its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Issue. Based on such review, Company has no reason to believe that any material adverse effect will occur with respect to its or its Subsidiaries' businesses or operations resulting from a Year 2000 Issue.

                           ARTICLE VI
                            COVENANTS

     Section 6.01 Affirmative Covenants. The Company covenants and agrees that, so long as this Agreement shall remain in effect or any of the principal of or interest on either Note hereunder shall remain unpaid:

          (A) The Company will deliver to the Bank, within ninety (90) days after the end of each fiscal year, the consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, and the related
consolidated    and   consolidating   statements    of    income,
stockholders' or members' equity and cash flows for  such  fiscal
year,   accompanied  by  a  certificate  of  independent   public
accountants  of  recognized standing satisfactory  to  the  Bank,
which   certificate  will  contain  no  material  exceptions   or
qualifications except such as are acceptable to the Bank;

          (B) The Company will deliver to the Bank, within sixty (60) days after the end of each of the first three quarters of each fiscal year, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter, and the related consolidated statements of income and stockholders' equity for such quarter, certified (subject to year-end audited-adjustments) by an authorized accounting or financial officer of the Company;

          (C) The Company shall deliver to the Bank within thirty (30) days after it files them with the Securities and Exchange
Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe) which the Company is required to file with the Securities and Exchange Commission pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of
1934;

          (D) The Company will deliver to the Bank, from time to time, such additional information regarding its financial condition, business or affairs as the Bank may reasonably request;

          (E) The Company will deliver to the Bank, simultaneously with the delivery of each set of financial statements referred to in
(a) above, a certificate of the President, any Vice President, or the Treasurer of the Company (i) stating that in the course of the performance of his duties he would normally obtain knowledge of any condition or event which constitutes an Event of Default, or any event, act or condition which with notice or lapse of time or both would constitute an Event of Default, (ii) stating whether or not he has obtained knowledge of any such condition, act or event and, if so, specifying each such condition, act or event of which he has knowledge and the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto; and (iii) setting forth the calculations necessary to establish the Company's compliance with Section 6.01(m) hereof;

          (F) The Company will preserve and maintain its corporate existence and each of the material rights, privileges, licenses and franchises, which are necessary or desirable in the normal conduct of its business. The Company will comply with all applicable laws, rules, regulations, and orders of any governmental or regulatory body or authority, a breach of which could have a material adverse effect on the financial condition or business (taken as a whole) of the Company, except where contested in good faith and by proper proceedings;

          (G) Promptly after becoming aware thereof the Company will deliver to the Bank notice of any Event of Default and any event which, with the passage of time or the giving of notice or both, would become an Event of Default;

          (H) The Company will keep proper books of record and account in a manner reasonably satisfactory to the Bank in which, true, complete and correct entries shall be made of all dealings or transactions in relation to its business and activities;

          (I) The Company will permit the Bank to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Company's expense), inspections and audits of any books, records and papers of the Company and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Company, on reasonable notice, at all such reasonable times and as often as the Bank may reasonably require, in order to assure that the Company is and will be in compliance with its obligations under this Agreement;

          (J) The Company will pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that proper and adequate book reserves relating thereto are established by the Company, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a lien or encumbrance against any of its properties;

          (K) The Company will promptly notify the Bank in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Two
Hundred Fifty Thousand Dollars ($250,000), affecting the Company whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workmen's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles);

          (L)  The Company will:

               (i) Maintain with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses (including, without limitation, public liability, embezzlement or other criminal misappropriation insurance); file with the Bank upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within 10 days after notice in writing from the Bank, obtain such additional insurance as the Bank may reasonably request; and
(ii) Carry all insurance available through the PBGC or any private insurance companies covering its obligations (if any) to the PBGC;

          (M)  The Company will maintain:

               (i) At all times, Consolidated Effective Net Worth in an amount not less than the sum of (i) Two Hundred Sixty-Five Million
Dollars ($265,000,000) plus (ii) the sum, for all fiscal quarters of the Company ended subsequent to January 1, 1993, of the greater of (A) Zero Dollars ($0) and (B) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.2
(see note 2)

              (ii) At all times, Consolidated Adjusted Net Worth in an amount not less than the sum of (i) One Hundred Million Dollars
($100,000,000) plus (ii) the sum, for all fiscal quarters of the Company ended subsequent to January 1, 1993, of the greater of
(A) Zero Dollars ($0) and (B) fifty percent (50%) of Consolidated
Net Earnings for each such fiscal quarter. 1

              (iii) With respect to the Company at all times, Investments of the types described in Section 6.02(I)(i) through (xii) in an aggregate amount not less than Twenty-Five Million ($25,000,000)
Dollars.

              (iv) With respect to the Company for each period of four (4) consecutive fiscal quarters of the Company, Consolidated Earnings
Available for Fixed Charges not less than one hundred ten percent
(110%) of Consolidated Fixed Charges for such period.

              (v) With respect to the Company, Paid-in-Capital in each of the following Subsidiaries in an amount not greater than the following amounts:

                                                  Amount of
               Subsidiary                         Paid-In-Capital
               NCB Financial Corporation          $15,000,000
               NCB Capital                        $15,000,000

               (vi) With respect to the Company at all times, Investments in Subsidiaries (other than as set forth in subsection 6.01(M)(V) above and excluding SPV's and secured loans to NCB Capital) in an aggregate amount with respect to all such Subsidiaries of not greater than $30,000,000.

               (vii) At all times during the periods set forth below, a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than the respective ratio set forth below opposite each such period:

     Period                             Maximum  Ratio of Consolidated
                                        Debt  to Consolidated Adjusted Net Worth

     December 31, 1998 through and
     Including May 26, 1999             8.5 : 1.0

     May 27, 1999 through and
     Including May 26, 2000             9.0 : 1.0

     May 27, 2000 and at all times
     Thereafter                         9.5 : 1.0

     For purposes of calculating the ratio set forth in subsection 6.01(M)(vii) above, "Consolidated Adjusted Net Worth" shall be reduced by the amount by which the sum of 75% of (i) 90 day overdue accounts, (ii) non-performing loans, (iii) REO, in substance foreclosure and other miscellaneous repossession and,
(iv) modified loans, exceed the reserves for credit losses established by the Company and its Subsidiaries.

               (viii) Qualified Assets of not less than one hundred (100%) percent of the sum (at any date of determination thereof) of:

                    (i)  NCB Senior Obligations, plus

                    (ii) the aggregate unpaid principal amount of Subordinated Debt (as defined in the Senior
                    Note Agreements as in effect on the date hereof), less

                    (iii)       the  aggregate  unpaid  principal
                    amount of Class A Notes.

          (N) The Company will comply and remain at all times in compliance with all material provisions of the Senior Note Agreements and all other agreements evidencing Indebtedness of the Company for borrowed money and will deliver to the Bank a certified copy of each Senior Note Agreement and other such agreement entered into after the Loan Date.

     Section 6.02 Negative Covenants. The Company covenants and agrees that, so long as this Agreement shall remain in effect or any of the principal of or interest on any Note hereunder shall remain unpaid, the Company, will not:

          (A)  Merge or consolidate with any Persons (whether or not the
Borrower   is   the  surviving  entity),  except  (i)   for   the
Dissolution, and (ii) a Subsidiary may consolidate with, or merge into, the Borrower or another Subsidiary, or, except as permitted by subsection 6.01(M)(v), acquire all or substantially all of the assets or any of the capital stock of any Person.

          (B) Sell or transfer any of its property to anyone (other than to an entity at least fifty percent (50%) of the capital stock of which at the time outstanding, having ordinary voting power for the election of directors, is owned by the Company directly or indirectly through Subsidiaries) with the intention of taking back a lease of such property, except a lease for a temporary period during or at the end of which it is intended that the use by the Company of such property will be discontinued;

          (C) Create, or assume or permit to exist, any Lien on any of the properties or assets of the Company whether now owned or hereafter acquired, except:

               (i)  Permitted Liens;

               (ii) As set forth on Exhibit B annexed hereto;

               (iii) To secure obligations in connection with Eligible Derivatives;

          (D)  Assume, endorse, be or become liable for, or guarantee, the
obligations   of  any  Person,  except  by  the  endorsement   of
negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness. Asset Securitization Recourse
Liabilities shall not constitute "guarantees" hereunder;

          (E) Acquire all or substantially all of the assets or any of the capital stock of any Person except as permitted under Section
6.01(M)(vi);

          (F) (i) Except for redemptions by the Company of its Class B1 Common Stock from the holders thereof who no longer have loans from the Company outstanding, purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Company now or hereafter outstanding or set apart any sum for any such purpose; or

               (ii)Declare or pay any dividends or make any distribution of any kind on the Company's outstanding stock, or set aside any sum for any such purpose, except that the Company may declare or pay any dividend payable solely in shares of its common stock;

          (G) Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation  or  dissolution), or convey,  sell,  lease,  assign, transfer  or otherwise dispose of any of its property, assets  or business except in the ordinary course of business and for a fair
consideration,  or  dispose  of  any  shares  of  stock  or   any
Indebtedness, whether now owned or hereafter acquired;

          (H) Make any voluntary or optional prepayment of any Indebtedness of the Company or any of its Subsidiaries for borrowed money incurred or permitted to exist under the terms of this Agreement, other than:

               (i)  Indebtedness evidenced by the Notes;

               (ii) Indebtedness of NCB Capital to the Company; and

               (iii) any Indebtedness which has a maturity of not more than one year from the date of its occurrence;

          (I) Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Company or any of its Subsidiaries, except investments in:

               (i) Demand deposits in and one-to-four day unsecured loans to Selected Banks;

               (ii) Marketable obligations of the United States;

               (iii) Marketable obligations guaranteed by or insured by the United States, or those for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereon;

               (iv) Marketable obligations issued, guaranteed, or fully insured by any agency, instrumentality, or corporation of the United
States established or to be established by the Congress, for which the credit of such agency, instrumentality, or corporation is pledged for the repayment of the principal and interest thereof;

               (v) Marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof;

               (vi) Domestic and London interbank market, negotiable time and variable rate certificates of deposit issued by Selected Banks;

               (vii) Marketable bankers' acceptances and finance bills accepted by Selected Banks;

               (viii) Prime commercial paper having a credit rating equal to at least A-2 issued by Standard & Poor's Corporation ("S&P"), P-2 issued by Moody's Investors Service, Inc. ("Moody's") or Duff-2 issued by Duff & Phelps Inc.;

               (ix) Marketable corporate debt securities having an A credit rating issued by both S&P and Moody's;

               (x) Repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsections (ii) and (iv);

               (xi) Asset-backed securities issued against a pool of receivables which have a long-term rating of AAA or better by Standard &
Poors, Moodys or Duff & Phelps and which have an average life or final maturity, as determined by the dealer's prepayment assumptions at the time of purchase, of no more than five years;

               (xii) Mortgaged-backed securities issued against an underlying pool of mortgages which have a long-term rating of AAA or better by Standard & Poors, Moodys or Duff & Phelps; provided such mortgage-backed securities shall have an average life, as determined by the dealer's prepayment assumptions at the time of purchase, of no more than five years;

               (xiii) Subsidiaries, subject to the limitations stated in subsection 6.01(M)(vi) hereof;

               (xiv) Promissory notes and other interest bearing obligations acquired in the ordinary course of business and the issuance of letters of credit in the ordinary course of business;

               (xv) Equity Investments provided that (i) the aggregate amount of such Equity Investments (on a cumulative basis) does not exceed an amount equal to ten (10%) percent of Consolidated Adjusted Net
Worth as at any date of determination thereof, after giving effect to any such Equity Investment, and (ii) no single Equity investment in any Person shall be greater than $2,000,000.

          (J)  Change its fiscal year;

          (K) (i) Be or become obligated to the Pension Benefit Guaranty Corporation, other than in respect of annual premium payments, in excess of $50,000 in the aggregate;

                (ii) Be or become obligated to the IRS with respect to excise or other penalty taxes provided for in
     Section 4975 of the Code in excess of $50,000 in the aggregate;

          (L) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its charter or by-laws;

          (M) Except as expressly permitted by this Agreement, directly or indirectly: (i) make any investment in an Affiliate; or (ii) consolidate with or purchase or acquire assets from an Affiliate;
or enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however, that (x) any Affiliate who is an individual may serve as an employee or director of the Company and receive reasonable compensation for his services in such capacity, (y) the Company may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business (including an unsecured line of credit of up to Ten Million Dollars
($10,000,000) to Development Corp. if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company as the monetary or business consideration that would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and (z) subject to compliance with Section 6.01(M) and the other provisions of this Agreement, the Company may make annual charitable contributions in reasonable amounts as may be determined from time to time by the Board of Directors of the Company to Development Corp.;

          (N) Subject to subsection 6.01(M)(vi) and (vii), create, incur, permit to exist or have outstanding any Indebtedness, except:

               (i)  Indebtedness under the Fleet Loan Agreement, and the Note;

               (ii) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof
(e.g., deferred compensation and deferred taxes) and in each case incurred and continuing in the ordinary course of business;

               (iii) Indebtedness under, and as permitted by, the Senior Note Agreements;

               (iv) Indebtedness under the Class A Notes; and

               (v) Indebtedness of NCB Capital and Development Corp. to the Company.

     Section 6.03 Fleet Loan Agreement Covenants. During all such times as the Fleet Loan Agreement shall remain in force against the Company, the Company shall comply and remain at all times in compliance with the provisions of Article 6 and Article 7 thereof and any financial covenant set forth in any other provision thereof (all collectively the "Fleet Covenants"), and all of the
Fleet   Covenants,   together  with  all   relevant   definitions
pertaining thereto, shall hereby be incorporated herein by reference. Any subsequent amendment to any of the Fleet Covenants to which Bank affirmatively consents in its capacity as one of the "Banks" thereunder shall also be so incorporated and shall supersede any previously conflicting provision hereof.

                           ARTICLE VII
                        EVENTS OF DEFAULT

     Section 7.01 Events of Default. If one or more of the following Events of Default shall occur and be continuing:

          (A) (i) the Company shall fail to make any payment of principal on either Note when due; or

               (ii) the Company shall fail to make any payment of interest on either Note when due and such failure shall continue for a period of three (3) Business Days; or

          (B) the Company shall default in any payment of principal of or interest on any other obligation for borrowed money beyond any
period  of  grace  provided  with  respect  thereto  or  in   the
performance of any other agreement, term or condition contained in any instrument or agreement evidencing, securing, guaranteeing or otherwise relating to any such obligation and shall not have cured such default within any period of grace provided by such agreement, or any event or condition referred to in any such agreement shall occur or fail to occur, if the effect of such default, event or condition is to cause, or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity and such accelerated obligation is for an amount in excess of one percent (1%) of the Indebtedness of the Company and its Consolidated Subsidiaries; or

         (C) any representation or warranty herein made by the Company, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

         (D) the Company shall default in the performance or observance of any covenant, condition or agreement contained in Section
6.01(G), 6.01(M), 6.02 or 6.03; or

         (E) the Company shall default in the performance or observance of any other covenant, condition or provision hereof and such default shall not be remedied within thirty (30) days after written notice thereof is delivered to the Company by the holder of any Note; or

         (F) a proceeding (other than a proceeding commenced by the Company) shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its total assets, or for the winding-up or liquidation of its affairs and such proceedings shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

         (G) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its total assets, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

         (H) a judgment or order shall be entered against the Company by any court, and (i) in the case of a judgment or order for the payment of money, either (A) such judgment or order shall continue undischarged and unstayed for a period of 10 days in which the aggregate amount of all such judgments and orders exceeds $500,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, in the reasonable judgment of the Bank, together with all other such judgments or orders, have a materially adverse effect on the Company; or

          (I) (i) any Termination Event shall occur with respect to any Benefit Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any Benefit Plan, (iv) the Company or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to a Multiemployer Benefit Plan as a result of the Company's or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section 4203 or 4208) from such Multiemployer Benefit Plan, (v) the Company or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the PBGC or to a Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any Benefit Plan against the Company or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not had, and in the reasonable determination of the Bank will not have, a materially adverse effect on the Company;

then, and in any such event, the Bank upon notice to the Company may (a) declare the entire outstanding principal amount, if any, of the Notes (if then issued), any and all accrued and unpaid interest thereon and any and all other amounts payable by the Company to the Bank under this Agreement or the Notes to be forthwith due and payable, whereupon the entire outstanding principal amount, if any, of the Notes, together with any and all accrued and unpaid interest thereon and any and all other such amounts, shall become and be forthwith due and payable, and (b) terminate the obligation of the Bank to make Loans, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of the entry of an order for relief with respect to the Company under the Federal Bankruptcy Code, (a) any principal amount of the Notes then outstanding, together with any and all accrued and unpaid interest thereon and any and all such other amounts, shall thereupon automatically become and be due and payable, and (b) the Bank's obligation to make Loans shall thereupon automatically terminate, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

                          ARTICLE VIII
                          MISCELLANEOUS

     Section 8.01 Amendments and Waivers; Cumulative Remedies. No delay or failure of the Bank or the holder of any Note in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank, of any other holder of any Note hereunder and of the Company are cumulative and not exclusive of any rights or remedies which any of them would otherwise have. Any waiver, permit, consent or approval of any kind or character (whether involving a breach, default, provision, condition or term hereof or otherwise) on the part of the Bank, of the holder of any Note, or of the Company under this Agreement or under any Note must be in writing and shall be effective only in the specific instance and for the purpose for which given and only to the extent set forth specifically in such writing. No notice or demand given hereunder shall entitle the recipient thereof to any
other   or   further  notice  or  demand  in  similar  or   other
circumstances.

     Section 8.02 Survival of Representation and Warranties. All representations, warranties, covenants and agreements of the Company contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of Loans hereunder and the issuance of the Notes, provided that the survival of a representation or warranty shall not constitute a restatement of such representation or warranty after the Effective Date.

     Section 8.03 Supervening Illegality. If, after any Loan Date, as the result of (i) the adoption of any law, rule or regulation by the United States of America or other Governmental Body, (ii) any change in the existing laws, rules and regulations of the United States of America or other Governmental Body, (iii) the issuance of any order or decree by any Governmental Body, (iv) any change in the interpretation or administration of any applicable law, rule, regulation, order or decree by any Governmental Body (including any central bank or similar agency) charged with the interpretation or administration thereof, or (v) compliance by the Bank with any request or directive (whether or not having the force of law) of any Governmental Body, it shall be unlawful or impossible for the Bank to maintain the Loans, or either of them (after the Bank shall have used reasonable efforts to avoid such result), the Bank shall so notify the Company and the Bank may require the Company to prepay the entire principal amount of, and all accrued and unpaid interest on, such Loan or Loans, together with any amount payable pursuant to Section
3.06(C), by giving the Company at least thirty (30) business days' prior written notice. If after the Effective Date and prior to a Loan Date it shall become unlawful or impossible for the Bank to make a Loan, the obligation to make such Loan shall terminate forthwith.

     Section 8.04 No Reduction in Payments. All payments due to the Bank hereunder, and all other terms, conditions, covenants and agreements to be observed and performed by the Company hereunder, shall be made, observed or performed by the Company without any reduction or deduction whatsoever, including any, reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or tax. The Bank has submitted to the Company two duly completed and signed copies of Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Bank pursuant to this Agreement. The Bank shall, from time to time, submit to the Company such additional duly completed and signed copies of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be
(i) requested in writing by the Company and (ii) appropriate under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by the Bank pursuant to this Agreement.

     Section 8.05   Change of Control Option.

          (A) In the event that there shall occur any Change of Control (as defined below) in respect of the Company, the Bank shall have the right, at its option exercisable at any time within six months following the Change Date (as defined below), to require the Company to purchase the Notes on the Purchase Date (as defined below) at a purchase price that shall be equal to the sum of (i) the principal amount of the Notes then outstanding, plus
(ii) any and all accrued and unpaid interest on the Notes to the Purchase Date plus (iii) the amount that would be payable by the Company under Section 3.06(C) in the case of a prepayment in full of the Notes (the "Purchase Price").

          (B) The Company shall give the Bank written notice of the occurrence of a Change of Control within five Business Days following the Change Date. No failure of the Company to give notice of a Change of Control shall limit the right of the Bank to require the Company to purchase the Note pursuant to this
Section 8.05.

          (C) The Bank may exercise its option hereunder to require the Company to purchase the Notes by delivering to the Company at any time within six months after the Change Date (i) written notice of such exercise specifying the Purchase Date and (ii) the Notes duly endorsed. The Bank's commitment shall automatically terminate immediately upon the Company's receipt of the Bank's written notice of such exercise of its option under and in accordance with this Section 8.05.

          (D) In the event of the exercise by the Bank of its option under this Section 8.05 in the manner provided herein, the Company shall pay or cause to be paid to the Bank on the Purchase Date the Purchase Price (determined in accordance with Subsection
8.05(A)) in immediately available funds.

          (E)  As used in this Section 8.05, the term:

               (i) "Change Date" means the date on which any Change of Control shall be deemed to have occurred; provided, that, if the Company shall fail to give timely notice of the occurrence of a Change of Control to the Bank as provided in Subsection 8.05(B) of this
Section 8.05, for the purpose of determining the duration of the option of the Bank granted under this Section 8.05, "Change Date" shall mean the earlier of (i) the date on which notice of a Change of Control is duly given by the Company to the Bank or

               (ii) the date on which the Bank obtains actual knowledge of the Change of Control.

               (ii) "Change of Control" means when, and shall be deemed to have occurred at such time as, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the then outstanding Voting Stock of the Company; provided, that fifty percent shall become seventy percent (70%) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Company or any Subsidiary of the Company or any trust or funding vehicle maintained for or pursuant to such "employee benefit plan".

               (iii) "Purchase Date" means the date on which the Company shall purchase the Note from the Bank pursuant to the exercise by the Bank of its option under this Section 8.05 pursuant to a notice given to the Company in accordance with Subsection 8.05(C) of this Section 8.05, which date shall be a business day not less than 90 nor more than 120 days after the date the Bank gives the Company written notice of such exercise.

               (iv) "Voting Stock" shall mean capital stock of the Company of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the Board of Directors of the Company, it being understood that, at the Effective Date, the Common Stock, Classes B and C $100 par value, of the Company are the only outstanding classes of capital stock of the Company that constitute "Voting Stock".

     Section 8.06 Stamp Taxes. The Company agrees to pay, and to save the Bank harmless from all liability for, any stamp, transfer, documentary or similar taxes, assessments or charges (herein "Stamp Taxes"), and any penalties or interest with respect thereto, which may be assessed, levied, collected or imposed, or otherwise become payable, in connection with the execution and delivery of this Agreement or the Note.

     Section 8.07 Notices. Any notice, statement, request or demand required or permitted hereunder to be in writing may be given by telex, cable or electronic communication means. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made in the case of telephonic notice (to the extent expressly permitted hereunder) when made, or in the case of any other type of notice, when actually received, if to the Company, to it at

          National Consumer Cooperative Bank
          1401 Eye Street, N.W. - Suite 700
          Washington, D.C. 20005
          Attention: William E. Seas
          Telecopy: (202) 336-7803

          and:

          Shea & Gardner
          1800 Massachusetts Avenue, N.W.
          Washington, D.C. 20036
          Attention: Martin J. Flynn, Esq.
          Telecopy: 202-828-2195

          and if to the Bank, to it at:

          Comerica Bank
          One Detroit Center
          500 Woodward Avenue
          Detroit, Michigan 48226
          Attention: Dan Roman
          Telecopy: (313) 222-3330

or such other address for notice as either party may designate for itself in a notice to the other party, except in cases where it is expressly provided herein that such notice, statement, request or demand shall not be effective until received by the party to whom it is addressed.

     Section 8.08 Governing Law. This Agreement and the Notes shall be deemed to be contracts under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of said state.
Section 8.09   Successors and Assigns.

          (A) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Bank.

           (B) The Bank may make, carry or transfer any Loan at, to or for the account of, any of its branch offices or the offices of any of its Affiliates.

           (C) The Bank may assign its rights and delegate its obligations under this Agreement; provided that any such assignment or delegation (other than the pledge of the Note to the Federal
Reserve Bank) may be made only with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Bank may sell participations in all or any part of the Loans made by it or its commitment or any other interest herein or in the Notes to another bank or other entity. In the case of an assignment, upon notice thereof by the Bank to the Company, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were the Bank hereunder and the holder of the Notes, and, if the assignee has expressly assumed, for the benefit of the Company, the Bank's obligations hereunder, the Bank shall be relieved of its obligations hereunder to the extent of such assignment and assumption. In the case of a participation, the participant shall not have any rights under this Agreement or the Notes or any other document delivered in connection herewith (the participant's rights against the Bank in respect of such participation to be those set forth in the agreement executed by the Bank in favor of the participant relating thereto) and all amounts payable by the Company shall be determined as if the Bank had not sold such participation.

     Section 8.10 Maximum Rate of Interest Permitted by Law. Nothing in this Agreement shall require the Company to pay interest for the account of the Bank at a rate exceeding the maximum rate permitted by applicable law to be charged or received by the Bank, it being understood that neither this Section nor Section
8.08 is intended to make the criminal laws of any jurisdiction applicable in circumstances in which they would not otherwise apply. If the rate of interest specified herein or in the Notes would otherwise exceed the maximum rate so permitted to be charged or received with respect to any Note, the rate of interest required to be paid for the account of the Bank shall be automatically reduced to such maximum rate.

     Section 8.11   Expenses; Indemnification.

          (A) The Company shall save the Bank harmless against all reasonable out-of-pocket expenses (including attorneys' fees and
expenses)  of  the  Bank  and  shall  indemnify  the  Bank,   its
Affiliates,   officers,   employees  and   agents   ("Indemnified
Persons") against the costs of preparing this Agreement and the Notes, all costs, expenses, losses and damages arising in connection with this Agreement or the Notes, including with respect to any Credit Agreement Related Claim. The obligation of the Company under this paragraph shall survive the payment of the Notes.

          (B) All amounts payable by the Company under Section 8.11(A) shall be immediately due upon written request by the Bank for the payment thereof.

     Section 8.12 Set-Off; Suspension of Payment and Performance. The Bank is hereby authorized by the Company, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the liabilities of the Company under this Agreement and the Notes (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all liabilities owing by the Bank or any of its Affiliates to the Company (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Event of Default, to suspend the payment and performance of such liabilities owing by such Person or its Affiliates and, in the case of liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

     Section 8.13 Judicial Proceedings: Waiver of Jury Trial. Any judicial proceeding brought against the Company with respect to any Credit Agreement Related Claim may be brought in any court of competent jurisdiction whose territorial jurisdiction includes the Eastern District of Michigan, and, by execution and delivery of this Agreement, the Company (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Company hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.07, and service so made shall be deemed complete on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Bank or any other Indemnified Person to bring proceedings against the Company in the courts of any other jurisdiction. Any judicial proceeding by the Company against the Bank involving any Credit Agreement Related Claim shall be brought only in a court located in the State of Michigan. THE COMPANY AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

     Section 8.14 LIMITATION OF LIABILITY. NEITHER THE BANK NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT
TO, AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED OR ALLEGED BY THE COMPANY OR THE BANK IN CONNECTION WITH ANY CREDIT AGREEMENT RELATED CLAIM.

     Section 8.15 Severability. The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or Unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 8.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 8.17 Headings, Bold Type and Index. The section headings, subsection headings, and bold type used herein and the Index hereto have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

     IN  WITNESS  WHEREOF, the parties hereto, by their  officers
"hereunto duly authorized, have executed this Agreement as of the day and year first above written.

NATIONAL CONSUMER
  COOPERATIVE BANK                 COMERICA BANK


By:                                By:

Its:                               Its:




                           EXHIBIT "A"
                     FORM OF PROMISSORY NOTE

                         PROMISSORY NOTE

U.S.      $20,000,000                                      Dated:


     FOR VALUE RECEIVED, the undersigned, National Consumer Cooperative Bank, a corporation organized under the laws of the United States (the "Company"),hereby promises to pay to the order of Comerica Bank (the "Bank") the principal amount of TWENTY MILLION UNITED STATES DOLLARS ($20,000,000) on the Maturity Date.

     The Company promises to pay interest from the date hereof until the Maturity Date on the principal amount of this Promissory Note from time to time outstanding at the per annum interest rate of ______________________________ PERCENT
(__________%), payable on each Interest Payment Date. Interest shall be computed on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of a portion of a month, for the actual number of days (including the first and excluding the last) elapsed. Any principal amount of this Promissory Note which is not paid on the Maturity Date shall bear interest from the Maturity Date and until paid in full at the Default Rate. In no event shall the rate of interest borne by this Promissory Note at any time exceed the maximum rate of interest permitted at that time under applicable law.

     Payments of the principal amount of and interest on this Promissory note shall be made in lawful money of the United States of America to the Bank at 500 Woodward Avenue, Detroit, Michigan or at such other place as the holder of this Note may designate in writing to the Company.

     This Promissory Note is a Note referred to in the Term Loan Agreement, dated December _____, 1998 (the "Term Loan Agreement"), between the Bank and the Company. The Term Loan Agreement, among other things, contains provisions for optional prepayments on account of the principal of this Promissory Note by the Company and for acceleration of the maturity of this Promissory note upon the terms and conditions therein specified. Capitalized terms used (but not defined) in this Promissory Note shall have the meanings given to them in the Term Loan Agreement.

                         NATIONAL CONSUMER COOPERATIVE BANK


                         By:_____________________________________

                         Its:____________________________________



                      SCHEDULE OF INTEREST


          This  Schedule  of Interest attached  to  the
          Promissory   Note  dated  __________________,
          199___ of NATIONAL CONSUMER COOPERATIVE BANK, payable to the order of COMERICA BANK, and is, by specific reference, incorporated in and made a part of the Promissory Note.


          ============================================

  Interest                          Payment of
 First  Last      Principal         Interest         Notation
 Day    Day      Outstanding      Amount  Date        Made By

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________



                           EXHIBIT "B"
                    PURSUANT TO SECTION 6.02
              OF TERM LOAN AGREEMENT BY AND BETWEEN
               NATIONAL CONSUMER COOPERATIVE BANK
                               AND
                          COMERICA BANK
       __________________________________________________

                  PERMITTED SECURITY INTERESTS,
                     LIENS AND ENCUMBRANCES
       __________________________________________________


NCB Savings Bank, FSB, ("NCBSB") has under pledge to the Federal Home Loan Bank of Cincinnati (FHLBC) its mortgage loan portfolio under a Blanket Agreement for Advances and Security Agreement which allows a blanket lien to secure borrowings from FHLBC.

Each of the Company and NCB Capital sells mortgage loans, ESOP loans and other loans from its portfolio in the ordinary course of business, structured either as an Asset Securitization or a sale of whole loans. The SPV or other purchaser typically provides for an alternative security interest and files a financing statement covering such loans in order to protect itself against a subsequent determination that such sale was not a sale but rather a loan.

Note:

1    Need to discuss whether this should be updated.

2     Note  that  these  step-ups run from 1993.  Should  opening number and step-up date be adjusted?